U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            AMENDMENT NUMBER ONE TO

                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         MORGAN CLARK MANAGEMENT, INC.
                 (Name of Small Business Issuer in its charter)

          UTAH                                                  87-0633496
(State or Jurisdiction of   (Primary Standard Industrial  IRS Employer I.D. No.
 Incorporation)                 Classification Code)


              3700 Susan St., Ste. 200, Santa Ana, California 92704
                        (949) 770-2578; Fax (603) 375-6582

        (Address and telephone number of Registrant's principal executive offices and principal place of business)

                              Vincent van den Brink
              3700 Susan St., Ste. 200, Santa Ana, California 92704
                        (949) 770-2578; Fax (603) 375-6582

            (Name, address, and telephone number of agent for service)


APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. /      /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    /      /

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box: /      /

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.










































                                      CALCULATION OF REGISTRATION FEE
<F>

          TITLE OF EACH         DOLLAR        PROPOSED            PROPOSED         AMOUNT OF
          CLASS OF SECURITIES   AMOUNT TO     MAXIMUM AGGREGATE   MAX. AGGREGATE   REGISTRATION FEE
          -------------------   ---------     -----------------   --------------   ----------------

Common Stock,   $25,000          $.50             $25,000                                 $6.60
$.001 par

Total                         $25,000             $   .50             $25,000             $6.60

        -------------------------------------------------------------------------------------------


                                       DATED: DECEMBER ____, 2000


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING
TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY
NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES
EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO
BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR
SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH
STATE.









[CAPTION]
PROSPECTUS

MORGAN CLARK MANAGEMENT, INC.

50,000 SHARES OF COMMON STOCK

Up to 50,000 of the shares of Common Stock offered hereby (the "Offering") are being sold by MORGAN CLARK MANAGEMENT, INC. ("Morgan Clark"). There is no minimum contingency and no escrow or impound, and the proceeds may be utilized by Morgan Clark in its discretion. Morgan Clark's Common Stock is not currently listed or quoted on any quotation medium. There can be no assurance that Morgan Clark's common stock will ever be quoted on any quotation medium or that any market for Morgan Clark's stock will ever develop.


THE COMMON STOCK OFFERED HEREBY IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" AND "DILUTION."


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.






























                             PRICE                UNDERWRITING             PROCEEDS
                             TO                   DISCOUNTS AND            TO
                             PUBLIC               COMMISSIONS(2)           COMPANY(1)
                             ------               --------------           ----------

Per Share.............   $     .50                     $0                  $ .50
Total .................. $   25,000                    $0                  $25,000

(1) Before deducting expenses payable by Morgan Clark, estimated at approximately $15,000.  This offering is self-underwritten, so Morgan Clark is not obligated to pay commissions or fees on the sales of any of the shares.  This offering is for up to 50,000 common shares.  There is no minimum contingency, and the proceeds may be used in Morgan Clark's discretion.

(2) The shares of Common Stock are being offered by Morgan Clark through its officers and directors, subject to prior sale, when, as, and if delivered to and accepted by Morgan Clark and subject to the approval of certain legal matters by counsel and certain other conditions. Morgan Clark reserves the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part.

                                            December ___, 2000


















                               TABLE OF CONTENTS

                                                                 PAGE

Prospectus Summary..............................                 4
Risk Factors....................................                 6-7
Use of Proceeds.................................                 7
Dividend Policy.................................                 8
Price Range of Securities.......................                 8
Determination of Offering Price ................                 8
Capitalization..................................                 8
Selected Financial Data.........................                 8
Dilution........................................                 9
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................                 9
Business........................................                 10
Management......................................                 15
Principal Stockholders..........................                 15
Certain Transactions............................                 16
Description of Securities.......................                 16
Shares Eligible for Future Sale.................                 18
Plan of Distribution............................                 18
Legal Matters...................................                 19
Experts.........................................                 19
Index to Financial Statements...................                 19

[CAPTION]

                               PROSPECTUS SUMMARY

CORPORATE BACKGROUND

Morgan Clark was organized on June 3, 1999, and is in the process of commencing operations, but has not generated any revenue and is still a development stage corporation. Morgan Clark is a commissioned broker in the business of providing equipment leasing, factoring, and asset based financing to small to medium size companies through its e-commerce web site on the Internet. There can be no assurance that Morgan Clark's common stock will ever develop a market.


                                  THE OFFERING

Common Stock Offered.........................     Up to 50,000 shares

Common Stock Outstanding after the
  Offering...................................     1,050,000 shares(1)

Use of Proceeds..............................     Working capital

Symbol.......................................     None

Risk Factors.................................     The shares of Common Stock
                                                  offered hereby involve a high
                                                  degree of risk and immediate
                                                  substantial dilution See"Risk
                                                  Factors" and "Dilution"

Term of offering...........................  180 days, which may be extended an additional 180 days at
                                             the discretion of the Board of
                                             Directors

                         --------------------------------

(1) Figures are based on the current outstanding shares of 1,000,000


                             SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements, including Notes, included elsewhere in this Prospectus. The statement of operations data for the period inception to June 30, 2000 and the balance sheet data at June 30, 2000 come from Morgan Clark's audited Financial Statements included elsewhere in this Prospectus. The statement of operations data for the period inception to June 30, 2000 come from Morgan Clark's audited financial statements for those years, which are included in this Prospectus. These statements include all adjustments that Morgan Clark considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods. The operating results for the period ended 2000 do not necessarily indicate the results to be expected for the full year or for any future period.


BALANCE SHEET DATA:

                                                       June 30, 2000
                                                       -------------
ASSETS

CURRENT ASSETS:
Cash                                                      $      0
Accounts Receivable
                                                          $      0
TOTAL CURRENT ASSETS                                      $      0

TOTAL ASSETS                                              $      0

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:

Accounts Payable
Notes Payable
                                                          $  2,974
TOTAL CURRENT LIABILITIES
                                                          $  2,974
LONG-TERM DEBT                                            $      0

                                                       June 30, 2000
                                                       -------------
ASSETS
CURRENT ASSETS:
Cash                                                       $     0
Accounts Receivable                                        $     0
TOTAL CURRENT ASSETS                                       $     0


TOTAL ASSETS                                               $     0

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts Payable
Notes Payable                                              $ 2,974
TOTAL CURRENT LIABILITIES                                  $ 2,974
LONG-TERM DEBT                                             $     0

STOCKHOLDERS' EQUITY:
Common stock, $.001 par value authorized
 50,000,000 shares issued and outstanding at
 June 30, 2000, 1,000,000 shares                           $ 1,000
Stock Subscription Receivable                              $  (900)
Additional paid in Capital                                 $
Deficit Accumulated During Development Stage               $(3,074)

TOTAL STOCKHOLDERS' EQUITY                                 $     0

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $     0


























STATEMENT OF OPERATIONS DATA:

                                                       June 30, 2000    From Inception June 3, 1999
                                                                        To June 30, 2000
                                                       -------------     ---------------------------
INCOME:
Revenue                                                    $     0              $            0
TOTAL INCOME                                               $     0              $            0

EXPENSES:
General, and Administrative                                $ 2,874              $        3,074
Amortization                                               $     0
Total Expenses                                             $ 2,874              $        3,074
Net Profit/Loss(-) From Operations                         $(2,874)             $       (3,074)
Interest Income                                                                 $            0
INCOME (LOSS) BEFORE INCOME TAXES                          $(2,874)             $       (3,074)
Provision for income tax                                                        $            0
NET INCOME (LOSS)                                          $(2,874)             $       (3,074)
NET INCOME (LOSS)
PER SHARE-BASIC AND DILUTED                                $     0.00           $            0.00

AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING     1,000,000                   1,000,000













STATEMENT OF OPERATIONS DATA:
                                                        June 30, 2000     From Inception June 3, 1999
                                                                          To June 30, 2000
                                                        -------------     --------------------------
INCOME:
Revenue                                                   $     0           $             0
TOTAL INCOME                                              $     0           $             0

EXPENSES:
General, and Administrative                               $ 2,874           $         3,074
Amortization                                              $     0
Total Expenses                                            $ 2,874           $         3,074
Net Profit/Loss(-) From Operations                        $(2,874)          $        (3,074)
Interest Income                                           $     0
INCOME (LOSS) BEFORE INCOME TAXES                         $(2,874)          $        (3,074)
Provision for income tax                                  $     0
NET INCOME (LOSS)                                         $ (2,874)         $        (3,074)
                                                          =========         ================
NET INCOME (LOSS)
PER SHARE-BASIC AND DILUTED                               $0.00             $          0.00


AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING    1,000,000                 1,000,000












[CAPTION]
RISK FACTORS


PROSPECTIVE INVESTORS IN THE SHARES OFFERED SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION APPEARING IN THIS PROSPECTUS.

Morgan Clark is a development stage company with no operating history and no income.

Since inception, Morgan Clark has incurred losses and has had no income. This makes it difficult to evaluate its future performance and prospects. Morgan Clark's prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition. See "Company Overview"

There will be no escrow of any of the proceeds of this offering and any proceeds may be utilized by Morgan Clark for any corporate purpose as the funds are received.
There is no minimum contingency or escrow of any funds received by Morgan Clark in this offering, and any funds received may be utilized by Morgan Clark for any corporate purpose as the funds are received.

There is a risk that we will not raise enough capital to offset the $15,000 in expected expenses, or we will not raise the full $25,000, in which case we will not be able to use the funds raised to develop our business. See "Use of Proceeds"

Morgan Clark have only one officer, director and shareholder and there is a possible conflicts of interest in certain related party transactions engaged in by Morgan Clark.

Morgan Clark has engaged in transactions with its only officer, director and principal stockholder. The terms of these transactions were determined without arms' length negotiations and could create, or appear to create, potential conflicts of interest which may not necessarily be resolved in Morgan Clark's favor. See "Certain Transactions."

Investors purchasing shares of Morgan Clark stock will experience an immediate dilution in net tangible book value.

The public offering price is substantially higher than the net tangible book value per share of the currently outstanding Common Stock. Investors purchasing shares of Common Stock in the Offering will therefore experience immediate dilution in net tangible book value, assuming a $0.50 per share offering price, of 98.2% to $0.009 in net tangible book value. See "Dilution."

Morgan Clark has substantial need for cash which will require additional equity financing.

Morgan Clark will need a minimum of $10,000 to satisfy its cash requirements for the next 12 months. Morgan Clark will not be able to operate if it does not obtain equity financing. Morgan Clark has no current material commitments. Morgan Clark depends upon capital to be derived from future financing activities such as subsequent offerings of its stock. There can be no assurance that Morgan Clark will be successful in raising the capital it requires. See
"Plan of Operations   In General"

Morgan Clark plans to raise additional capital through equity financing which will have a dilutive effect on existing shareholders.

During the next twelve months, Morgan Clark plans to satisfy its cash requirements by additional equity financing. This will be in the form of private placements of restricted common stock. There can be no assurance that Morgan Clark will be successful in raising additional equity financing, but if we are, net tangible book value per share of the currently outstanding common stock would be diluted by the issuance of additional shares. See "Plan of
Operations   In General"

Morgan Clark has no active trading market for its shares.
Morgan Clark's common stock is not listed or quoted at the present time, and there is no present public market for Morgan Clark's common stock. See "Price Range of Securities"

Morgan Clark has no intention to register this offering in all of the states, which may have an adverse effect on the ability of shareholders to resell their shares.
The shares shall be offered on a self underwritten basis in the States of New York, California, Florida and in the District of Columbia, and to qualified investors in the State of California, and outside the U.S. This limited distribution may have an adverse effect on the ability of shareholders to resell their shares. See "Plan of Distribution"

Morgan Clark's only officer and director is involved in other business activities and may divert business opportunities from this company.
Morgan Clark presently employs its President, Secretary and Treasurer, Vincent van den Brink, who devotes approximately 20 hours per week on the business of Morgan Clark. He is also employed by Airway Business Credit in the same line of business and he may divert business opportunities from this company. See "Employees"

Morgan Clark's only officer and director is involved in other business activities and only devotes 20 hours per week to the company.
Morgan Clark presently employs its President, Secretary and Treasurer, Vincent van den Brink, who devotes approximately 20 hours per week on the business of Morgan Clark. This amount of time may not be sufficient to develop the company's business and may result in a lack of revenue to the company. See "Employees"

Morgan Clark's potential customers could contact, or be contacted, directly by a lender, and therefore have no use for our broker services. All of our competitors are much larger and more well funded. Most of these lenders only accept loan applications through authorized brokers. We will not be able to compete with these companies, but will be able to enter into a Broker Agreement with these companies should the business borrower client need the services provided by these competitors. Some lenders have direct marketing campaigns to target potential business borrowers. However, if the borrower does not meet their lending requirements, the borrower has to keep shopping around with various lenders. By utilizing a broker such as Morgan Clark, the borrower fills out one application, has one credit check, which is exposed only to those lenders who have the type of loan he would qualify for. See "Competition." Most of these lenders, including Airway Business Credit, use brokers other than Morgan Clark. See "Competition."

USE OF PROCEEDS

The net proceeds to Morgan Clark from the sale of the shares of common stock offered hereby are estimated to be approximately $10,000. Morgan Clark intends to use these proceeds for web site promotion, working capital and general corporate purposes, as follows:

      Use                            Amount
-----------------                    -----
Offering expenses                   $15,000
Web site promotion                    3,500
Management salaries                       0
Employee salaries                     4,500
Working capital                       2,000
Total:                              $25,000

Morgan Clark intends to use these proceeds for web site promotion, working capital and general corporate purposes, in that order of priority. The allocation of the net proceeds of the Offering set forth above represents Morgan Clark's best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and Morgan Clark's future revenues and expenditures. If any of these factors change, Morgan Clark may find it necessary or advisable to reallocate some of the proceeds within the above-described categories.

The Company will receive net proceeds of $10,000 if all the Common Stock is sold at the price listed. There is no assurance that the Company will sell any Common Stock or receive any proceeds. The Common Stock is being sold on a continuous no minimum basis. Regardless of how many or how few shares are sold, the Company will use the proceeds as they are received. There is no assurance that the Company will raise enough money from the sale of shares to fund all of its projects.

Further, there can be no assurance that any shares will be sold in this offering. If the amount raised in this offering is less than the expected expenses ($15,000), we will have no proceeds. If the amount raised is more than the expected expenses, Morgan Clark intends to use these proceeds for web site promotion, working capital and general corporate purposes.

Depending upon the number of shares sold, the Company may not receive sufficient funds to use these proceeds for web site promotion, working capital and general corporate purposes. If the net proceeds of the Offering are insufficient to fund the above purposes, the Company will be required to seek additional financing from third parties. Such additional financing would be more costly to the Company than through the sale of shares offered pursuant to this prospectus. There is no assurance that such additional financing will be available as needed.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

DIVIDEND POLICY

Morgan Clark has never declared or paid cash dividends on its capital stock. Morgan Clark currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.

PRICE RANGE OF SECURITIES

Morgan Clark's common stock is not listed or quoted at the present time, and there is no present public market for Morgan Clark's common stock. We have only one shareholder of record of our common stock. Morgan Clark will obtain a market maker who will file an application for Morgan Clark's securities to be quoted on the National Quotation Bureau's "pink sheets". We will also file a Form 211 with the National Association of Securities Dealers to quote Morgan Clark's securities on the NASD OTC Bulletin Board (Bulletin Board). The obtaining of a quotation is subject to NASD approval, and there can be no assurance that Morgan Clark's stock will be quoted on the Bulletin Board. There can be no assurance that the NASD will accept Morgan Clark's market maker's application on Form 211. Therefore, there can be no assurance that a public market for Morgan Clark's common stock will ever develop.

DETERMINATION OF OFFERING PRICE

Morgan Clark has determined the offering price of the shares. The offering price of the shares bears no relation to book value, assets, earnings, or any other objective criteria of value. Morgan Clark has arbitrarily determined the price. There is no assurance that, even if a public trading market develops for the securities, the shares will attain market values equal to the offering price.

Morgan Clark may not be able to develop a public market for its securities. Prior to this offering, there has been no public market for the shares being offered. We can give no assurance that an active trading market will develop or that purchasers of the shares will be able to resell their securities at prices equal to or greater than the offering price.

Purchasers of the shares may not be able to liquidate their investment readily or at all.

CAPITALIZATION

The following table sets forth the short-term debt and capitalization of Morgan Clark as of June 30, 2000. The table should be read in conjunction with the Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus.

BALANCE SHEET DATA:

                                                  June 30, 2000
                                                  -------------
ASSETS
CURRENT ASSETS:
Cash                                                $        0
Accounts Receivable                                 $        0
 TOTAL CURRENT ASSETS                               $        0


TOTAL ASSETS                                        $        0

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts Payable
Notes Payable                                       $    2,974
TOTAL CURRENT LIABILITIES                           $    2,974
LONG-TERM DEBT                                      $        0

STOCKHOLDERS' EQUITY:
Common stock, $.001 par value
 authorized 100,000,000 shares issued
 and outstanding at June 30, 2000,
 1,000,000 shares   $1,000
Stock Subscription Receivable                       $     (900)
Additional paid in Capital                          $
 Deficit Accumulated During Development Stage       $   (3,074)

 TOTAL STOCKHOLDERS' EQUITY                         $        0

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $        0
DILUTION


DILUTION

As of June 30, 2000, Morgan Clark's net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of Morgan Clark's tangible assets less its total liabilities. Net tangible book value per share represents Morgan Clark's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 50,000 shares at an offering price of $0.50 per share of Common Stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,000), Morgan Clark's net tangible book value as of the closing of this offering would increase from $0 to $.009 per share. This represents an immediate increase in the net tangible book value of $.009 per share to current shareholders, and immediate dilution of $.491per share to new investors, as illustrated in the following table:

Public offering price per
share of common stock .............................................   $0.50
Net tangible book value per share before offering..................   $0
Increase per share attributable to new investors...................   $ .009
Net tangible book value per share after offering...................   $ .009
Dilution per share to new investors................  ..............   $0.491
Percentage dilution................................................    98.2%

    The following table summarizes the number of shares of common stock purchased from the company, the total consideration paid to the company and the average price per share paid by existing stockholders and by new investors purchasing the shares of common stock offered hereby (before deducting estimated offering expenses payable by the Company):


















































                                                  SHARES PURCHASED           TOTAL CONSIDERATION
                                                  ----------------           -------------------
                                                 NUMBER      PERCENT       AMOUNT   PERCENT   AVERAGE
                                                 ------      -------       ------   -------   -------

Existing stockholders                          1,000,000       95.24%    $  1,000    3.85%   $  .001
New investors                                     50,000        4.76%    $ 25,000   96.15%   $  .500

    Total                                      1,050,000         100%    $ 26,000     100%



























MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with Morgan Clark's Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus.

COMPANY OVERVIEW

Morgan Clark was organized on June 3, 1999, and is in the process of commencing operations, but has not generated any revenue and is still a development stage corporation. Morgan Clark acts as a commissioned broker in the business of providing equipment leasing, factoring, and asset based financing to small to medium size companies through its e-commerce web site on the Internet. There can be no assurance that Morgan Clark's common stock will ever develop a market.

PLAN OF OPERATIONS - IN GENERAL

Morgan Clark's plan of operations is to develop an ongoing source of referral business clients seeking financing. Morgan Clark acts as a commissioned broker between the borrower and the lender. We will be seeking additional lending sources to broker loans in the areas of equipment leasing, factoring and asset based lending . To do this, Morgan Clark will seek to establish an aggressive marketing plan both on the internet and conventionally to attract potential borrowers.

During the next twelve months, Morgan Clark plans to satisfy its cash requirements by additional equity financing. This will be in the form of private placements of restricted common stock. There can be no assurance that Morgan Clark will be successful in raising additional equity financing, and, thus, be able to satisfy its cash requirements, which primarily consist of legal and accounting fees at the present time. Morgan Clark presently has no cash with which to satisfy any future cash requirements. Morgan Clark will need a minimum of $10,000 to satisfy its cash requirements for the next 12 months. These funds reflect the expected expenses of launching our business plan and moving into revenue-generating activities. Morgan Clark will not be able to operate if it does not obtain equity financing. Morgan Clark has no current material commitments.

Morgan Clark depends upon capital to be derived from future financing activities such as subsequent offerings of its stock. There can be no assurance that Morgan Clark will be successful in raising the capital it requires. Management believes that, if this offering and the subsequent private placements are successful, Morgan Clark will be able to generate revenue from on line and off line sales leads and achieve liquidity within the next twelve months.

Morgan Clark does not anticipate any further research and development of any products, nor does it expect to incur any research and development costs. Morgan Clark does not expect the purchase or sale of plant or any significant equipment, and it does not anticipate any change in the number of its employees. Morgan Clark has generated no revenue since its inception.

Morgan Clark has recently commenced operations. Its Internet web site is open for business with full e-commerce capability and it will establish itself on over 150 Internet search engines and Internet links, including, but not limited to Yahoo, Altavista, Dogpile, Lycos, and Netscape. We will hire a service, such as those provided by Microsoft and Network Solutions, which will submit the website to numerous search engines for listing. During the next twelve months, Morgan Clark will determine the cost of hiring a small sales force of commission salesmen to supplement its internet sales. We do not plan on using any of the proceeds of this offering to hire salesmen.

Morgan Clark has no current plans, preliminary or otherwise, to merge with any other entity.

Morgan Clark is still considered to be a development stage company, with no revenue, and is dependent upon the raising of capital through placement of its common stock. There can be no assurance that Morgan Clark will be successful in raising the capital it requires through the sale of its common stock.

BUSINESS

Morgan Clark acts as a commissioned broker in the business of referring potential borrowers to lenders for equipment leasing, factoring, and asset based financing in small to medium size companies through its e-commerce web site on the internet. Morgan Clark plans to develop an ongoing source of referral business clients seeking financing. At the same time we will be seeking additional lending sources in the areas of equipment leasing, factoring and asset based lending. To do this, Morgan Clark will seek to establish an aggressive marketing plan both on the internet and conventionally.

Morgan Clark acts as a broker between the client business borrower and the ultimate lender. We determine the financial needs of the business, its ability to repay the funds, what type of loan or financing is appropriate for the client, and contact and negotiate with the lender. Morgan Clark is paid an agreed upon percentage of the fees and/or percentage points charged to the client and collected by the lender. We plan to talk to additional lenders regarding signing broker agreements with them. We need additional lenders who have different criteria for their lending in order to cover more of the various needs of the small to medium sized business borrowers. At this time, we are only talking to possible lenders but have not signed any broker agreements yet. We currently have a non-exclusive broker agreement with Airway Business Credit, Santa Ana, California.

Within the next twelve months, Morgan Clark intends to design a professional banner and place it with various sites on a "reciprocal" basis, at no charge to Morgan Clark. Morgan Clark also plans to purchase online ad banners on highly trafficked web sites that appeal to Morgan Clark's target audience. Morgan Clark will work with a nationally recognized media buying firm to research the sites that are regularly visited by prospective customers in order to design and to execute an online advertising campaign on a cost-per-lead or similar direct response basis.

Government approval is not necessary for Morgan Clark's business, and government regulations have no or only a negligible effect on its business.

Morgan Clark has not booked any significant research and development costs and therefore does not expect to pass any of those costs to customers. And has no product development or research and development costs.

Morgan Clark's mailing address is 3700 Susan St., Ste. 200, Santa Ana, California 92704. The telephone number of its principal executive office is
(949) 770-2578.

FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements. Morgan Clark's expectation of results and other forward-looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.

THE INDUSTRY

Small and medium sized companies find equipment leasing an efficient way to do business. Leasing offers the opportunity to secure the necessary tools for the day-to-day work and allows capital to be put to work in other areas. From bulldozers to telephones, virtually any type of equipment can be leased, and most any company can qualify. Leasing can conserve cash, improve asset management, minimize tax obligations, simplify budgeting, and protect against equipment obsolescence. Equally important, leasing is convenient and quick. The length of a lease depends mostly on the client's requirements. The term of a lease usually ranges from 3 to 5 years, although longer or shorter leases are available and can vary from as little as $2,000 to more than $1,000,000. At the end of the lease period, the customer has a number of options: return the equipment, renew the lease on a year-to-year basis at reduced cost, apply the equipment's trade-in value to a new lease, or arrange to purchase the equipment. The internet industry is a young industry, but one of the fastest growing industries in the country. Management believes that with the proper marketing campaign, Morgan Clark's e-commerce site can develop into a popular site on the internet for various business financing information and loan applications. Morgan Clark will be able to consult with the clients and determine their individual business financing requirements.

MARKETING

Morgan Clark has developed an internet web site (www.morganclarkleasing.bizland.com), which offers Morgan Clark's financial products to the internet consumer. We plan to add full e-commerce capabilities to our website so that customers can submit a request for funding online. In addition, Morgan Clark will promote its web site and its products by conventional advertising and marketing. After this offering, Morgan Clark plans to hire a sales force who will be paid on a commission basis for all sales.

To help achieve its sales goals, Morgan Clark plans to implement an aggressive online marketing campaign. The objective will be to increase name awareness for Morgan Clark in the online community and to continually acquire new visitors to its web site.

One of the best ways to attract this target audience is to achieve high visibility in the places where prospective customers are likely to be browsing. Morgan Clark's online campaign will target sites that generate high traffic from Internet users who fit Morgan Clark's customer profile. In order to create this market presence and increase customer awareness, Morgan Clark intends to promote its web site on the most effective search engines, directories and promotional sites the internet offers.

Morgan Clark intends to design a professional banner and place it with various sites on a "reciprocal" basis, at no charge to Morgan Clark. Morgan Clark also plans to purchase online ad banners on highly trafficked web sites that appeal to Morgan Clark's target audience. Morgan Clark will work with a nationally recognized media buying firm to research the sites that are regularly visited by prospective customers in order to design and to execute an online advertising campaign on a cost-per-lead or similar direct response basis.

However, Morgan Clark has not yet fully developed its web site, and there can be no assurance that it will be able to implement these programs. The programs to establish visibility and increase traffic to the web site includes directory submissions to make sure Morgan Clark is listed in the top five listings on the major search engines such as Yahoo, America Online, Excite, Infoseek, HotBot, AltaVista, and Lycos, when a potential visitor types in key words related to equipment leasing.

Of course, there can be no assurance that Morgan Clark can obtain such a status, but it will continually update its submissions to search engines to keep them current and will update its site weekly. Morgan Clark will review its site data to optimize its listing. Once the site data has been perfected, Morgan Clark's site will be submitted to the top 75 search engines and promotional sites.

While listing a web site with the search engines and promotional sites is a high priority for the foundation of Morgan Clark's internet program, targeted links with sites of similar interest is another powerful method of obtaining visitors that are interested in Morgan Clark's site. Morgan Clark will search for sites of similar interest where it is likely to find its target audience to place targeted links. These links will increase targeted traffic to Morgan Clark's web site.

Morgan Clark intends to design a professional banner and place it with various sites on a "reciprocal" basis, at no charge to Morgan Clark. Morgan Clark also plans to purchase online ad banners on highly trafficked web sites that appeal to Morgan Clark's target audience. Morgan Clark will work with a nationally recognized media buying firm to research the sites that are regularly visited by prospective customers in order to design and to execute an online advertising campaign on a cost-per-lead or similar direct response basis.

Online communities such as mailing lists, newsgroups, and online service forums tend to be very successful in driving traffic to sites as internet surfers use these communities to get advice from their peers. Morgan Clark will work with a firm to seed messages about its offerings in the various online communities that are visited by its target audience.

Companies specializing in Community Discussion Seeding include Word of Net Promotions, Webpromote and Agency.

Targeted e-mail announcements with information about Morgan Clark's products and services will be sent to individuals who have expressed an interest in receiving information within targeted categories.

These individuals have voluntarily signed up to receive these e-mail messages about specific topics and are more likely to read them. Response rates are expected to average between 5% to 10%.

These efforts will result website visits by these individuals because they have an interest in Morgan Clark's products and services and can click-through hyperlinks created in Morgan Clark's e-mail announcement.
Each e-mail message will contain a header that specifies that the e-mail was sent to the recipient because they had subscribed to a particular service.

Morgan Clark expects to maintain a clean corporate image by practicing "etiquette" when sending e-mail messages. In order to differentiate between e-mail messages that are voluntarily requested and true "spamming" from unwelcome sources, Morgan Clark plans to only send targeted email to those individuals who have voluntarily requested to receive such announcements, and always give the participants the option to remove themselves from the email lists.

Morgan Clark intends to announce its products and services on the web in press releases. Favorable articles or editorial pieces about Morgan Clark's website can generate tremendous visibility and opportunity to sell its products and services. Morgan Clark will e-mail its press releases to targeted publications selected from a database of over 30,000 media resources. Press releases can be distributed within 72 hours.

THE PRODUCTS

Morgan Clark is in the business of providing equipment leasing, factoring, and asset based financing to small to medium size companies through its e-commerce web site on the internet. Morgan Clark acts as a broker between the potential business borrowers and the prospective lenders and is compensated in these transactions on a commission basis by the lender.

Factoring is:
an agreement between the Lender and the client's company in which the Lender purchases the client's accounts receivable (can be with or without recourse to the client) and assumes responsibility for the client's customers financial ability to pay. If a customer is financially unable to pay its debts, the
Lender incurs the responsibility for payment.   The Lender extends credit to
the client's customers, collects the accounts receivable from the customers and performs the related bookkeeping functions. As needed, the Lender can also provide cash advances against open receivables prior to collection of the receivables. Factoring is a complete financial package that combines: credit protection, accounts receivable bookkeeping, collection services, and financing.

Leasing provides:
a customer with the use of equipment for a specified period of time, usually from 12 to 84 months. It may also provide the customer with the option to purchase the equipment for some price, at some point during the term or at the end of the lease. A Capital Lease is one that usually provides the customer with a stated purchase option. The purchase option may range from $1.00 to a predetermined percentage of the selling price. A Capital Lease is a finance lease; ownership, from an accounting viewpoint, is with the customer, but may or may not be from a tax viewpoint. An Operating Lease provides the customer with a renewal option, a purchase option, or a no purchase option. The purchase option may be a stated amount provided it is not nominal; or it may be a fair market value. An Operating Lease does not provide ownership to the customer from an accounting viewpoint and may or may not from a tax viewpoint. Asset-based lending is similar to bank lending. A bank will normally offer a Line of Credit based on levels of Accounts Receivable and Inventory. A bank can also offer Term Loans based on fixed assets such as Machinery, Equipment, and sometimes Real Estate. However, a bank will have many covenants or restrictions, requiring that certain financial ratios be met and, in general, providing control over the management of a customer's business. Asset-based Lending differs in several ways. First, Asset-based Lending usually provides more money than a bank. Asset-based Lending will advance higher amounts of money on each asset. There are few, if any, covenants or restrictions on a customer, which provides more flexibility to the customer. Additionally, banks will also restrict rapid growth or expansion, and they will discourage expansion of a customer's company out of the bank's region or state. Banks are strictly regulated by the Federal Deposit Insurance Corporation (FDIC). The FDIC oversees all loans structured and approved by a bank. The Asset-based Lending industry is not regulated by the FDIC because most Asset-based Lenders are not direct banks. Therefore, Asset-based Lenders can structure a loan or facility with more flexibility, and they generally provide financing to more marginal companies than a bank will, at very competitive rates. Morgan Clark acts as a broker between the client business borrower and the ultimate lender. We determine the financial needs of the business, its ability to repay the funds, what type of loan or financing is appropriate for the client, and contact and negotiate with the lender.

Morgan Clark is paid an agreed upon percentage of the fees and/or percentage points charged to the client and collected by the lender. We are in the process of developing additional broker agreements with other lenders who have different criteria for their lending in order to cover more of the various needs of the small to medium sized business borrowers.

PATENTS

Morgan Clark holds no patents for its products. Morgan Clark is the owner of the internet website, www.morganclarkleasing.bizland.com.

Mr. van den Brink works at Airway Business Credit, a licensed California Finance Lender, and is covered under that license for his activities at Airway. Morgan Clark engages in packaging and referring "non-loans" such as factored transactions, leases, and asset based lending, which are not subject to the provisions of the California Finance Lenders Law (Division 9 of the California Financial Code commencing with Section 22000, et sec.).

GOVERNMENT REGULATION

Government approval is not necessary for Morgan Clark's business, and government regulations have no effect or a negligible effect on its business.

EMPLOYEES

Morgan Clark presently employs its President, Secretary and Treasurer, Vincent van den Brink, who devotes approximately 20 hours per week on the business of Morgan Clark. Mr. van den Brink also works at Airway Business Credit in the same line of business for approximately 20 hours per week.

PROPERTIES

Morgan Clark has an oral agreement with Morgan Clark president for use of office space, telephones and secretarial services supplied free of charge to Morgan Clark. Morgan Clark owns its internet web site, www.morganclarkleasing.bizland.com.

COMPETITION

Some of our competitors in commercial lending to the small to midsized businesses are CIT Group and Rosenthal Group. Capital Factors Holding, a subsidiary of Union Planters Corporation, through its subsidiaries, Capital Business Credit, which provides loans to small and midsized businesses, is one of the US's leading factoring companies. Heller Financial provides small and midsized businesses worldwide with such financial services as secured loans, equipment finance, leasing, asset management, and small-business lending. The FINOVA Group offers commercial financing to small and midsized businesses, through its subsidiary, FINOVA Capital.

All of our competitors are much larger and more well funded. Most of these lenders only accept loan applications through authorized brokers. We will not be able to compete with these companies, but will be able to enter into a Broker Agreement with these companies should the business borrower client need the services provided by these competitors. Some lenders have direct marketing campaigns to target potential business borrowers. However, if the borrower does not meet their lending requirements, the borrower has to keep shopping around with various lenders. By utilizing a broker such as Morgan Clark, the borrower fills out one application, has one credit check, which is exposed only to those lenders who have the type of loan he would be interested in and he would qualify for.

LEGAL PROCEEDINGS

Morgan Clark is not subject to any pending litigation, legal proceedings or claims.

MANAGEMENT

EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

The members of the Board of Directors of Morgan Clark serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of Morgan Clark are as follows:

Name                     Age                 Position
---------------------   ---                  ---------------------
Vincent van den Brink    59                  President, Secretary,
                                             Treasurer, Director

Vincent van den Brink has been President and Director of the Company since 1998. Since October 1997 to present, he has been a Financial Consultant with Airway Business Credit, Santa Ana, California, providing asset based lending, factoring, equipment leasing, and export financing for various businesses. From June 1985 until May 1997, he was a Business Consultant writing business plans and business development plans for companies across the country. Since 1978 to present, in addition to working for the above companies, he has been operating an export business providing export consulting, export products and sourcing products for international clients. Mr. van den Brink is the Secretary/Treasurer of Theinternetcorp.net, Inc. and President of Piedmont, Inc., both of which are public reporting companies. He holds a Bachelor's degree in automotive engineering from the Auto Technische School in Apeldoorn, Netherlands. He is fluent in English, Dutch, German and Afrikaans.

EXECUTIVE COMPENSATION

The executive compensation for the officers, key employees and directors of Morgan Clark are as follows:

Name                         Age    Position                   Salary
---------------------        ---    --------                   ------
Vincent van den Brink        59     President, Secretary         $ 0
                                    Treasurer, Director

Morgan Clark has made no provisions for cash compensation to its officer and director. Morgan Clark's management received 1,000,000 shares of restricted stock upon incorporation under a subscription agreement. No salaries are being paid at the present time, and will not be paid unless and until there is available cash flow from operations to pay salaries. There were no grants of options or SAR grants given to any executive officers during the last fiscal year.

EMPLOYMENT AGREEMENTS

Morgan Clark has not entered into any employment agreements with any of its employees, and employment arrangements are all subject to the discretion of Morgan Clark's board of directors.

PRINCIPAL STOCKHOLDERS

The following table presents certain information regarding beneficial ownership of Morgan Clark's Common Stock as of June 30, 2000, by (i) each person known by Morgan Clark to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of Morgan Clark, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

                                 Shares          Percent     Percent
                                 Beneficially    Before      After
                                 Owned           Offering   Offering
                                 ------------    --------    --------
Name and Address
of Beneficial Owner
-------------------

Vincent van den Brink (1)       1,000,000         100%        95.24%
3700 Susan St., Ste. 200
Santa Ana, CA 92704

Officers and Directors
as a Group                      1,000,000         100%        95.24%
         ---------------------------------------------------------------

 (1) Table is based on current outstanding shares of 1,000,000.

CERTAIN TRANSACTIONS

In connection with organizing Morgan Clark Management, Inc., on June 6, 2000, Vincent van den Brink was issued 1,000,000 shares of restricted common stock under a subscription agreement, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Mr. van den Brink may be deemed to be a promoter of Morgan Clark. No other persons are known to management that would be deemed to be promoters.

Mr. van den Brink has advanced funds for the benefit of the company to pay for audits, edgarization costs, filing fees, website development, courier costs and postage. Mr. van den Brink has not received any additional compensation from the company for these advances and he may continue to advance funds in the future.

DESCRIPTION OF SECURITIES

The authorized capital stock of Morgan Clark consists of 100,000,000 shares of Common Stock, $.001 par value per share. Upon consummation of this Offering, there will be outstanding 1,050,000 shares of Common Stock.

COMMON STOCK

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative voting rights, which means that the holders of more than half of all voting rights with respect to common stock and preferred stock can elect all of Morgan Clark's directors. The Board of Directors is empowered to fill any vacancies on the Board of Directors created by resignations, subject to quorum requirements.

Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore, and will be entitled to receive, pro rata, all assets of the company available for distribution to such holders upon liquidation.

All outstanding shares of common stock are, and the common stock offered hereby, upon issuance and sale, will be, fully paid and nonassessable.

PREFERRED STOCK

The Company's Articles of Incorporation authorizes the issuance of 40,000,000 shares of preferred stock, $0.001 par value, none of which have been issued. The Company currently has no plans to issue any preferred stock. The Company's Board of Directors has the authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. The preferred stock, if and when issued, may carry rights superior to those of common stock; however no preferred stock may be issued with rights equal or senior to the preferred stock without the consent of a majority of the holders of then-outstanding preferred stock.

The Company considers it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financings, and in meeting corporate needs which may arise. If opportunities arise that would make the issuance of preferred stock desirable, either through public offering or private placements, the provisions for preferred stock in the Company's Certificate of Incorporation would avoid the possible delay and expense of a shareholders meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock. This could result in dilution of the income per share and net book value of the common stock.

Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factor existing at the time of issuance. Therefore it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to the Company's common stock or any other series of preferred stock which the Company may issue. The Board of Directors does not have any specific plan for the issuance of preferred stock at the present time, and does not intend to issue any preferred stock at any time except on terms which it deems to be in the best interest of the Company and its shareholders.

The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. Further, certain provisions of Utah law could delay or make more difficult a merger, tender offer, or proxy contest involving the Company. Although such provisions are intended to enable the Board of Directors to maximize shareholder value, they may have the effect of discouraging takeovers which could be in the best interests of certain shareholders. There is no assurance that such provisions will not have an adverse effect on the market value of the Company's stock in the future.

PENNY STOCK STATUS

If and when it creates a market for its common stock, Morgan Clark's common stock is a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

Prior to the transaction, the broker-dealer must approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, To reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters and that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions in a penny stock.

Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security.

Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for Morgan Clark's stock.

TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

The transfer agent, warrant agent and registrar for the common stock is Atlas Stock Transfer, 5899 South State Street, Salt Lake City, Utah 84107.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, Morgan Clark will have 1,050,000 shares of common stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933. However, any share purchased by an affiliate (in general, a person who is in a control relationship with Morgan Clark), will be subject to the limitations of Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of Morgan Clark, may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale.

After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of Morgan Clark without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above.

Prior to this offering, no public market has existed for Morgan Clark's shares of common stock. No predictions can be made as to the effect, if any, that market shares or the availability of shares for sale will have on the market price prevailing from time to time.

PLAN OF DISTRIBUTION

The shares shall be offered on a self underwritten basis in the States of New York, California, Florida and in the District of Columbia, and to qualified investors in the State of California, and outside the U.S. The offering is self underwritten by the company, which offers the shares directly to investors through officer Vincent van den Brink, who will offer the shares by prospectus and sales literature filed with the SEC, to friends, former business associates and contacts, and by direct mail to investors who have indicated an interest in the Company. The offering is a self underwritten offering, which means that it does not involve the participation of an underwriter or broker.

The offering of the shares shall terminate in 180 days unless extended for no more than an additional 180 days at the discretion of the company. At the end of the 180 days, the company will determine whether to extend the offering. We will determine whether there is continued interest in the offering from potential investors, whether there is a reasonable likelihood that a sale will result and the amount of shares left to be sold.

The company reserves the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of shares subscribed for by such investor.

LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for the Company by Sandra S. Sawyer, Esq., Lake Forest, California.

EXPERTS

The Financial Statements of Morgan Clark as of June 30, 2000 included in this Prospectus and elsewhere in the Registration Statement have been audited by Kurt D. Saliger, independent public accountant for Morgan Clark, as set forth in his reports thereon appearing elsewhere herein, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

Effective June 30, 2000, the independent accountant who was previously engaged as the principal accountant to audit the Registrant's financial statements, Jones, Jensen & Co., was dismissed. This accountant's report on the financial statements for the past two years neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Registrant's two most recent fiscal years and any subsequent interim period preceding such dismissal, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(iv)(B) 1 through 3 of Regulation S-B that occurred within the Registrant's two most recent fiscal years and the subsequent interim period preceding the former accountant's dismissal.

Effective on July 1, 2000, Kurt D. Saliger, independent public accountant, was engaged to serve as the new principal accountant to audit the Registrant's financial statements. The decision to retain the new firm was approved by the Board of Directors. During the Registrant's two most recent fiscal years, and the subsequent interim period prior to engaging that accountant, neither the Registrant (nor someone on its behalf) consulted the newly engaged accountant regarding any matter relating to this Registrant.

ADDITIONAL INFORMATION

 Morgan Clark has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form SB-2 under Securities Act of 1933 with respect to the securities. This prospectus, which forms a part of the registration statements, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

Morgan Clark will furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

                          INDEX TO FINANCIAL STATEMENTS

MORGAN CLARK MANAGEMENT, INC.

Independent Auditor's Report ....................................   F-1

Balance Sheets
 June 30, 2000 ..................................................   F-2

Statements of Operations
 For the Years Ended June 30, 2000 ..............................   F-3

Statements of Changes in Stockholders' Equity
 For the Years Ended June 30, 2000 ..............................   F-4

Statements of Cash Flows
 For the Years Ended June 30, 2000 ..............................   F-5

Notes to Financial Statements ...................................   F-6

[CAPTION]
INDEPENDENT AUDITORS' REPORT

Board of Directors
Morgan Clark Management, Inc.

I have audited the accompanying balance sheet of Morgan Clark Management, Inc. (a development stage company), as of June 30, 2000, and the related statements of operations, stockholders' equity and cash flows for the period from inception (June 3, 1999) to June 30, 2000. These financial statements are the responsibility of the company's management. My responsibility is to express an opinion on these financial statements based on my audit in accordance with standards established by the American Institute of Certified Public Accountants.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Morgan Clark Management, Inc. as of June 30, 2000 and the results of its operations and its cash flows for the period from inception (June 3, 1999) to June 30, 2000 in conformity with generally accepted accounting principles.


Kurt D. Saliger C.P.A. (Nevada State License No. 2335)
---------------------
Kurt D. Saliger C.P.A.
Las Vegas, Nevada
August 28, 2000



















































[CAPTION]

                         Morgan Clark Management, Inc.
                         (A Development Stage Company)
                            STATEMENT OF OPERATIONS

                                    June 30, 2000     Inception June 3, 1999
                                                      To June 30, 2000
                                    -------------     ----------------------
INCOME:
Revenue                              $     0             $      0
TOTAL INCOME                         $     0             $      0

EXPENSES:
General, and Administrative          $ 2,874             $  3,074
Amortization                         $     0
Total Expenses                       $ 2,874             $  3,074
Net Profit/Loss(-) From Operations   $(2,874)            $( 3,074)
Interest Income                      $     0

INCOME (LOSS) BEFORE INCOME TAXES    $(2,874)            $ (3,074)

Provision for income tax             $     0

NET INCOME (LOSS)                    $(2,874)            $ (3,074)
                                     ========            =========
NET INCOME (LOSS)

PER SHARE-BASIC AND DILUTED          $  0.00             $   0.00

AVERAGE NUMBER OF SHARES OF
 COMMON STOCK OUTSTANDING          1,000,000            1,000,000


          See accompanying notes to financial statements & audit report




















                                      Morgan Clark Management, Inc.
                                      (A Development Stage Company)
                                    STATEMENT OF STOCKHOLDERS' EQUITY
                                              June 30, 2000

                                   Common   Stock    Additional  Stock          (Deficit)
                                   Shares   Amount   paid-in     Subscription    Accumulated During
                                                     capital     Receivable      Development Stage
                                   ------   ------   ----------  ------------    ------------------
Issued for
Cash and organizational costs
June 3, 1999                     1,000,000  $1,000     $0

Stock Subscription Receivable                                     $  (900)


Net Income June 3, 1999
 (inception) to June 30, 1999                                                          $   (200)
Balance June 30, 1999            1,000,000  $1,000     $0         $  (900)             $   (200)
                                 =========  =======    ========== ============    ==================
Net Income (Loss) from
 July 1, 1999
To June 30, 2000                                                                       $ (2,874)

Balance June 30, 2000            1,000,000  $1,000     $0           $(900)              $(3,074)

                       See accompanying notes to financial statements & audit report










                                                  June 30, 2000   From Inception on
                                                                  June 3, 1999 to
                                                                  June 30, 2000
                                                  -------------   -----------------
Cash Flows from Operating Activities:
Net Income                                            $(2,874)    $(3,074)
Increase (decrease) in accounts payable               $ 2,874     $ 2,974
Net Cash (Used) In Operating Activities$                    0     $  (100)
                                                      -------     -------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of organizational costs                      $     0     $     0
                                                      -------     -------
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock for cash                     $     0     $   100
                                                      -------     -------

Net Increase in Cash                                  $     0     $     0

Cash, Beginning of Period                             $     0     $     0

Cash, Ending of Period                                $     0     $     0
                                                      -------     -------

                       See accompanying notes to financial statements & audit report









[CAPTION]
                         Morgan Clark Management, Inc.
                         (A Development Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                              Dated June 30, 2000

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY.

Morgan Clark Management, Inc. was incorporated on June 3, 1999 under the laws of the State of Utah. Morgan Clark Management, Inc. was organized to engage in any lawful activity. Morgan Clark Management, Inc. currently has no operations and, in accordance with SFAS #7, is considered a development stage company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

Accounting Method.

Morgan Clark Management, Inc. records income and expenses on the accrual method.

Estimates.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Organizational Costs.

Organizational costs are stated at cost and have been expensed as incurred.

Income Taxes.

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109, (SFAS #109), "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Loss Per Share.
Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128, (SFAS #128), "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilative common stock equivalents had been converted to common stock. As of June 30, 2000, Morgan Clark Management, Inc. had no dilative common stock equivalents such as stock options.

NOTE 3- INCOME TAXES.

There is no provision for income taxes for the period ended June 3, 1999 (inception) to June 30, 2000 due to the zero net income.

NOTE 4- SHAREHOLDERS' EQUITY.

Common Stock.

The authorized common stock of Morgan Clark Management, Inc. consists of 100,000,000 shares with a par value of $0.001 per share.

Preferred Stock.

The authorized Preferred Stock of Morgan Clark Management, Inc. consists of 40,000,000 shares with a par value of $0.001 per share.

NOTE 5 - RELATED PARTY TRANSACTIONS.

Morgan Clark Management, Inc. neither owns nor leases any real or personal property. Office services are provided without charge by the sole director of this company. Such costs are immaterial to the financial statements and accordingly have not been reflected therein. The sole director of Morgan Clark Management, Inc. is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such person may face a conflict in selecting between Morgan Clark Management, Inc. and the other business interests. Morgan Clark Management, Inc. has not formulated a policy for the resolution of such conflicts.

                  ---------------------------------------------

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                               TABLE OF CONTENTS

                                                                 PAGE
                                                                 ----

Prospectus Summary..............................                 4
Risk Factors....................................                 6-7
Use of Proceeds.................................                 7
Dividend Policy.................................                 8
Price Range of Securities.......................                 8
Determination of Offering Price................                  8
Capitalization..................................                 8
Selected Financial Data.........................                 8
Dilution........................................                 9
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................                 9
Business........................................                 10
Management......................................                 15
Principal Stockholders..........................                 15
Certain Transactions............................                 16
Description of Securities.......................                 16
Shares Eligible for Future Sale.................                 18
Plan of Distribution............................                 18
Legal Matters...................................                 19
Experts.........................................                 19
Index to Financial Statements...................                 19



                         MORGAN CLARK MANAGEMENT, INC.

                         50,000 SHARES OF COMMON STOCK
                         -----------------------------

                                   PROSPECTUS
                         -----------------------------

                               December ___, 2000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As permitted by the provisions of the Utah Revised Business Corporation Act (the "Utah Act"), the Company has the power to indemnify an individual made a party to a proceeding because they are or were a director, against liability incurred in the proceeding, if such individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the Company and, in a criminal proceeding, they had no reasonable cause to believe their conduct was unlawful. Indemnification under this provision is limited to reasonable expenses incurred in connection with the proceeding. The Company must indemnify a director or officer who is successful, on the merits of otherwise, in the defense of any proceeding or in defense of any claim, issue, or matter in the proceeding, to which they are a party to because they are or were a director of officer of the Company, against reasonable expenses incurred by them in connection with the proceeding or claim with respect to which they have been successful. Pursuant to the Utah Act, the Company's Board of Directors may indemnify its officers, directors, agents, or employees against any loss or damage sustained when acting in good faith in the performance of their corporate duties.

The Company may pay for or reimburse reasonable expenses incurred by a director, officer employee, fiduciary or agent of the Company who is a party to a proceeding in advance of final disposition of the proceeding provided the individual furnishes the Company with a written affirmation that their conduct was in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the Company, and undertake to repay the advance if it is ultimately determined that they did not meet such standard of conduct.

Also pursuant to the Utah Act, a corporation may set forth in its articles of incorporation, by-laws or by resolution, a provision eliminating or limiting in certain circumstances, liability of a director to the corporation or its shareholders for monetary damages for any action taken or any failure to take action as a director. This provision does not eliminate or limit the liability of a director (i) for the amount of a financial benefit received by a director to which they are not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) for liability for a violation of Section 16-10a-842 of the Utah Act (relating to the distributions made in violation of the Utah Act); and (iv) an intentional violation of criminal law. To date, the Company has not adopted such a provision in its Articles of Incorporation, By-Laws, or by resolution. A corporation may not eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. The Utah Act also permits a corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees, fiduciaries or agents.

ITEM 25. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

The Registrant estimates that expenses payable by it in connection with the Offering described in this Registration Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

SEC registration fee...........................................  $
Printing and engraving expenses................................  $     500
Accounting fees and expenses...................................  $   1,000
Legal fees and expenses (other than Blue Sky)..................  $  12,000
Blue sky fees and expenses (including legal and filing fees)...  $   1,000
Miscellaneous..................................................  $     500

    Total......................................................  $  15,000


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The following securities were issued by Morgan Clark within the past three years and were not registered under the Securities Act: In connection with organizing Morgan Clark Management, Inc., on June 6, 2000, Vincent van den Brink was issued 1,000,000 shares of restricted common stock under a subscription agreement, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Mr. van den Brink may be deemed to be a promoter of Morgan Clark. No other persons are known to Management that would be deemed to be promoters.

ITEM 27. EXHIBITS

    (a) The following exhibits are filed as part of this Registration
Statement:

      EXHIBIT
      NUMBER                     DESCRIPTION
      -------                 ----------------------------------

       3.1                    Articles of Incorporation
       3.2                    By-Laws
       4.1                    Form of Common Stock Certificate
       5.1                    Opinion of Counsel and Consent
                              Contract with Airway Business Credit
                              Form 10Q-SB for Quarter Ending September 30, 2000
      16                      Letter on Change in Certified Accountants
      23.1                    Consent of Independent Accountant
      23.2                    Consent of Counsel (filed as part of
                              Exhibit 5.1)
      99                      Subscription Agreement


ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to: (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act.

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Ana, State of California, on December 13, 2000.

                                          MORGAN CLARK MANAGEMENT, INC.

                                           /s/ Vincent van den Brink
                                           -------------------------
                                              VINCENT VAN DEN BRINK
                                              Chairman of the Board and
                                              President

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


      SIGNATURE                    TITLE                         DATE
      ---------                    -----                         ----
/s/ Vincent van den Brink     Chairman of the Board       December 13, 2000
-------------------------     President, Secretary,
    VINCENT VAN DEN BRINK     Treasurer

[CAPTION]
Exhibit 3(a)
ARTICLES OF INCORPORATION OF
MORGAN CLARK MANAGEMENT, INC.

The undersigned, a natural person at least eighteen years old, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing the business corporation hereinafter named MORGAN CLARK MANAGEMENT, INC., pursuant to the provisions of the Utah Revised Business Corporation Act.

FIRST: The name of the corporation is MORGAN CLARK MANAGEMENT, INC. (the "Corporation").

SECOND: The principal office of the Corporation in the State of Utah is located at 935 E. 7220 South, Ste. D-103, Midvale, Utah 84047. The name and address of the registered agent of the Corporation is Mr. James Barber, 935 E. 7220 South, Ste. D-103, Midvale, Utah 84047. The registered office of the Corporation is 935 E. 7220 South, Ste. D-103, Midvale, Utah 84047. The name and address of the first Director and Incorporator is Mr. James Barber, 935 E. 7220 South, Ste. D-103, Midvale, Utah 84047. The signature of the said registered agent is set forth in the last Article of these Articles of Incorporation.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Utah Revised Business Corporation Act and the duration of the Corporation shall be perpetual.

FOURTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. The governing board of this Corporation shall be known as the board of directors (the "Board of Directors" or the "Board") and its members all be known as directors, and the number of directors may from time to time be increased or decreased by resolution of the Board of Directors, provided that the number of directors shall not be reduced to less than one (1). The Board of Directors shall be divided into three classes, as nearly equal in number as possible, and the term of office for each respective class of directors shall be so arranged that the term of office of directors of one class shall expire at each successive annual meeting of stockholders, and in all cases as to each director until their successor shall be elected and shall qualify, or until his earlier resignation, removal from office, death or incapacity. At each annual meeting of stockholders after the first annual meeting, the number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or such greater or lesser number as would be required by an increase or decrease in the size of the Board of Directors) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election. This Article FOURTH may not be amended or repealed without the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the shares entitled to vote thereon.

B. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or the President or by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of these Articles of Corporation, the term "Whole Board" shall mean the total number of authorized directors whether or not there exists any vacancies in previously authorized directorships.

FIFTH: A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Forty Million (140,000,000), consisting of One Hundred million (100,000,000) shares of common stock, par value one- tenth of one cent ($0.001) per share (the "Common Stock") and Forty million (40,000,000) shares of preferred stock, par value one-tenth of one cent ($0.001) per share (the "Preferred Stock").

    B. COMMON STOCK. The shares of Common Stock shall have no pre-emptive or preferential rights of subscription concerning further issuance or authorization of any securities of the Corporation. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy. The holders of the Common Stock shall be entitled to receive dividends if, as and when declared by the Board of Directors.

    The Common Stock may be issued from time to time in one or more series and shall have such other relative, participant, optional or special rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such Common Stock from time to time adopted by the Board of Directors pursuant to authority so to adopt which is hereby vested in the Board of Directors.

C. PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series and (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rates of exchange, and with such adjustments and (f) shall have such other relative, participating, optional or special rights, qualifications, limitations or restrictions thereof as shall hereafter be stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors.

At any time from time to time when authorized by resolution of the Board of Directors and without any action by its shareholders, the Corporation may issue or sell any shares of its stock of any Class or series, whether out of the unissued shares thereof authorized by these Articles of Incorporation, as amended, or out of shares of its stock acquired by it after the issue thereof, and whether or not the shares thereof so issued or sold shall confer upon the holders thereof the right to exchange or convert such shares for or into other shares of stock of the Corporation of any class or classes or any series thereof. When similarly authorized, but without any action by its shareholders, the Corporation may issue or grant rights, warrants or options, in bearer or registered or such other form as the Board of Directors may determine, for the purchase of shares of the stock of any class or series of the Corporation within such period of time, or without limit as to time, of such aggregate number of shares, and at such price per share, as the Board of Directors may determine. Such rights, warrants or options may be issued or granted separately or in connection with the issue of any bonds, debentures, notes, obligations or other evidences of indebtedness or shares of the stock of any class or series of the Corporation and for such consideration and on such terms and conditions as the Board of Directors, in its sole discretion, may determine. In each case, the consideration to be received by the Corporation for any such shares so issued or sold shall be such as shall be fixed from time to time by the Board of Directors.

D. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment.

E. No holder of shares of stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of any unissued stock of this Corporation or of any new or additional authorized stock of the Corporation of any class whatsoever, or of any issue of securities of the Corporation convertible into stock, whether such stock or securities be issued for money or for a consideration other than money or by way of dividend, but any such unissued stock or such new or additional authorized stock or such securities convertible into stock may be issued and disposed of to such persons, firms, corporations and associations, and upon such terms as may be deemed advisable by the Board of Directors without offering to stockholders of record or any class of stockholders upon the same terms or upon any terms.

SIXTH: A. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The first Director shall be the undersigned incorporator.

    B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

    C. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the by-laws of the Corporation.

    D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders at least fifty percent (50%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal by-laws of the Corporation. Any adoption, amendment or repeal of the by-laws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the by-laws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by these Articles of Corporation, the affirmative vote of the holders of at least fifty percent (50%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the by-laws of the Corporation.

EIGHTH: The Corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation in the manner prescribed by the laws of the State of Utah and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of these Articles of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by these Articles of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend or repeal this Article EIGHTH, Article SIXTH, Article
SEVENTH, or Article NINTH.

NINTH: The Board of Directors of the Corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another corporation or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to (i) all relevant factors, including without limitation the social, legal, environmental and economic effects on the employees, customers, suppliers and other affected persons, firms and corporations, and on the communities and geographical areas in which the Corporation and its subsidiaries operate or are located and on any of the businesses and properties of the Corporation or any of its subsidiaries, as well as such other factors as the directors deem relevant, (ii) not only the financial consideration being offered in relation to the then current market price for the Corporation's outstanding shares of capital stock, but also in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' estimate of the future value of the Corporation (including the unrealized value of its properties and assets) as an independent going concern, and (iii) the obligations of the Corporation, and any of its subsidiaries, to provide stable, reliable services on a continuing or long term basis.

TENTH: A director or officer of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of the applicable statutes of Utah. If the Utah Revised Business Corporation Act is amended after approval by the stockholders of this Article TENTH to authorize corporate action further eliminating or limiting the personal liability of directors or officers, the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Utah General Corporation Law, as so amended from time to time. No repeal or modification of this Article TENTH by the stockholders shall adversely affect any right or protection of a director or officer of the Corporation existing by virtue of this Article TENTH at the time of such repeal or modification.

ELEVENTH: A. The Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation or is serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or by reason of actions alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director or officer. The indemnification of directors and officers by the Corporation shall be to the fullest extent authorized or permitted by applicable law, as such law exists or may hereafter be amended (but only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior to the amendment). The indemnification of directors and officers shall be against all loss, liability and expense (including attorneys fees, costs, damages, judgments, fines, amounts paid in settlement and ERISA excise taxes or penalties) actually and reasonably incurred by or on behalf of a director or officer in connection with such action, suit or proceeding, including any appeal; provided, however, that with respect to any action, suit or proceeding initiated by a director or officer, the Corporation shall indemnify such director or officer only if the action, suit or proceeding was authorized by the Board of Directors of the Corporation, except with respect to a suit for the enforcement of rights to indemnification or advancement of expenses in accordance with Section C below.

  B. The expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding; provided, however, that if applicable law so requires, the advance payment of expenses shall be made only upon receipt by the Corporation of an undertaking by or on behalf of the director or officer to repay ail amounts so advanced in the event that it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses under this Article ELEVENTH.

  C. Any director or officer may enforce his or her rights to indemnification or advance payments for expenses in a suit brought against the Corporation if his or her request for indemnification or advance payments for expenses is wholly or partially refused by the Corporation or if there is no determination with respect to such request within 60 days from receipt by the Corporation of a written notice from the director or officer for such a determination. If a director or officer is successful in establishing in a suit his or her entitlement to receive or recover an advancement of expenses or a right to indemnification, in whole or in part, he or she shall also be indemnified by the Corporation for costs and expenses incurred in such suit. It shall be a defense to any such suit (other than a suit brought to enforce a claim for the advancement of expenses under Section B of this Article ELEVENTH where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in the Utah Revised Business Corporation Act. Neither the failure of the Corporation to have made a determination prior to the commencement of such suit that indemnification of the director or officer is proper in the circumstances because the director or officer has met the applicable standard of conduct nor a determination by the Corporation that the director or officer has not met such applicable standard of conduct shall be a defense to the suit or create a presumption that the director or officer has not met the applicable standard of conduct. In a suit brought by a director or officer to enforce a right under this Section C or by the Corporation to recover and advancement of expenses pursuant to the terms of an undertaking, the burden of proving that a director or officer is not entitled to be indemnified or is not entitled to an advancement of expenses under this Section C or otherwise, shall be on the Corporation.

  D. The right to indemnification and to the payment of expenses as they are incurred and in advance of the final disposition of the action, suit or proceeding shall not be exclusive of any other right to which a person may be entitled under these Articles of Incorporation or any by-law, agreement, statute, vote of stockholders or disinterested directors or otherwise. The right to indemnification under Section A above shall continue for a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, next of kin, executors, administrators and legal representatives.

  E. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any loss, liability or expense, whether or not the Corporation would have the power to indemnify such person against such loss, liability or expense under the Utah General Corporation Law.

  F. The Corporation shall not be obligated to reimburse the amount of any settlement unless it has agreed to such settlement. If any person shall unreasonably fail to enter into a settlement of any action, suit or proceeding within the scope of Section A above, offered or assented to by the opposing party or parties and which is acceptable to the Corporation, then, notwithstanding any other provision of this Article ELEVENTH, the indemnification obligation of the Corporation in connection with such action, suit or proceeding shall be limited to the total of the amount at which settlement could have been made and the expenses incurred by such person prior to the time the settlement could reasonably have been effected.

  G. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation or to any director, officer, employee or agent of any of its subsidiaries to the fullest extent of the provisions of this Article ELEVENTH subject to the imposition of any conditions or limitations as the Board of Directors of the Corporation may deem necessary or appropriate.

TWELFTH: In the event of a conflict between the terms of these Articles of Incorporation and the By-Laws of the Corporation, the terms and provisions of these Articles of Incorporation shall govern.

THIRTEENTH: The signature of the aforesaid registered agent of the corporation is as follows:

                               /s/ James Barber
                               -----------------------------
                               JAMES BARBER
                               935 E. 7220 South, Ste. D-103
                               Midvale, Utah 84047

THE UNDERSIGNED, being the incorporator of this Corporation, for the purpose of adopting these Articles of Incorporation under the laws of the State of Utah do make, file and record these Articles of Incorporation, do certify that the facts herein stated are true, and, accordingly, have hereto set my hand and seal this __3__ day of June, 1999.


/s/ James Barber
------------------------------------
JAMES BARBER, Incorporator, Director
935 E. 7220 South, Ste. D-103,
Midvale, Utah 84047

[CAPTION]
EXHIBIT 3.2
BYLAWS OF MORGAN CLARK MANAGEMENT, INC.

ARTICLE I:  OFFICES

The principal office of the Corporation in the State of Utah shall be located in Salt Lake City; the Corporation may have such other offices, either within or without the State of Utah, as the Board of Directors my designate or as the business of the Corporation may require from time to time.


ARTICLE II:  SHAREHOLDERS

SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be held on the 15th day in the month of December in each year, beginning with the transaction of such other business as my come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Utah, such meeting shall be held on the next succeeding business day. If the election of Directors shall be held on the day designated herein for any annual meeting of the shareholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

SECTION 2. Special Meetings. Special meeting of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than ten percent (10%) of all the outstanding shares of the Corporation entitled to vote at the meeting.

SECTION 3. Place of Meeting. The Board of Directors my designate any place, either within or without the State of Utah, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within our without the State of Utah, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation.

SECTION 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

SECTION 5. Closing of Transfer Books or Fixing of Record. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least fifteen (15) days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than thirty (30) days and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such lists shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

SECTION 7. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his or duly authorized attorney-in- fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. A meeting of the Board of Directors may be had by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting under such circumstances shall constitute presence at the meeting.

SECTION 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to the Corporation shall not be voted directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

SECTION 11. Informal Action by Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III: BOARD OF DIRECTORS

SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

SECTION 2. Number, Tenure and Qualifications. The number of directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than one ( 1 ). Each Director shall hold office until the next annual meeting of shareholder and until his successor shall have been elected and qualified.

SECTION 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

SECTION 5. Notice. Notice of any special meeting shall be given at least one
(1) day previous thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United Sates mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any directors may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 6. Quorum. A majority of the number of directors fixed by Section 2 of the Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8. Action Without a Meeting. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the directors.

SECTION 9. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

SECTION 10. Compensation. By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as a director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation thereof.

SECTION 11. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLES IV: OFFICERS

SECTION 1. Number. The officers of the corporation shall be a President, one or more vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors, including a Chairman of the Board. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two or more offices may be held by the same person. Officers may be directors or shareholders of the Corporation.

SECTION 2. Election and Term of Office. The officers of the Corporation to be elected by the board of Directors shall be elected annually by the board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3. Removal. Any officer or agent may be removed by the Board of Directors whenever, in its judgement, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights, and such appointment shall be terminable at will.

SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

 SECTION 5. President. The president shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors, unless there is a Chairman of the Board, in which case the Chairman shall preside. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deed, mortgages, bonds, contract, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by there Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 6. Vice President. In the absence of the president or in the event of his death, inability or refusal to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors, If there is more than one Vice President, each Vice President shall succeed to the duties of the President in order of rank as determined by the Board of Directors. If no such rank has been determined, then each Vice President shall succeed to the duties of the President in order of date of election, the earliest date having the first rank.

SECTION 7. Secretary. The Secretary shall: (a) keep the minutes of the Board of Directors in one or more minute books provided for the purpose; (b) see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President certificates for share of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;
(f) have general charge of the stock transfer books of the Corporation, and (g) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 8. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaw; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such sureties as the Board of Directors shall determine.

SECTION 9. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE V: INDEMNITY

The Corporation shall indemnify its directors, officers and employees as follows:

(a) Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonable incurred by or imposed upon him in connection with any proceeding to which he may become involved, by reason of his being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.

(b) The Corporation shall provide to any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of suit, litigation or other proceedings which is specifically permissible under applicable law. The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of the Article V.

 ARTICLE VI: CONTRACTS, LOANS, CHECKS, AND DEPOSITS

SECTION 1. Contracts. The Board of Directors may authorize any office or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board of Directors so to do, and sealed with the corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, expect that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

SECTION 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, Provided, however, that upon any action undertaken by the shareholder to elect S Corporation status pursuant to Section 1362 of the Internal Revenue Code and upon any shareholders agreement thereto restricting the transfer of said shares so as to disqualify said S Corporation status, said restriction on transfer shall be made a part of the Bylaws so long as said agreements is in force and effect.

ARTICLE VIII: FISCAL YEAR

The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December of each year.

ARTICLE IX: DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and condition provided by law and its Articles of Incorporation.

ARTICLE X: CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, Corporate Seal.

ARTICLE XI: WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provision of the Articles of Incorporation or under the provisions of the applicable Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XII: AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors. The above Bylaws are certified to have been adopted by the Board of Directors of the Corporation on the _6_ day of June, 1999.


                                 Vincent van den Brink, Secretary


[CAPTION]
Exhibit 4.1

                       SPECIMEN OF COMMON STOCK CERTIFICATE
                       ------------------------------------
1999

INCORPORATED UNDER THE LAWS OF THE STATE OF UTAH
MORGAN CLARK MANAGEMENT, INC.
100,000,000 Common Shares, $0.001 Par Value

Cert. No. ________                                Shares_____________


THIS CERTIFIES that ____________is the registered holder of __________________ Shares of MORGAN CLARK MANAGEMENT, INC.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers this _____ day of ______, A.D. 2000.


                         [Corporate Seal
                               1999
                               Utah]

--------------------------------           --------------------------------
Vincent van den Brink, Secretary           Vincent van den Brink, President


The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless a compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Securities Act of 1933.

THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.
Atlas Stock Transfer Company _________
Salt Lake City, UT 84107

ASSIGNMENT

     FOR VALUE RECEIVED,______________________________ hereby sell, assign and transfer unto

(Please print or type name, address and SS# or ID number of Assignee)


____________________________________________________________ Shares
                (Type Number of Shares)
of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint
______________________________________________ Attorney
            (Type Full Name)

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated: ___________________________

       __________________________________________
Name:
       __________________________________________
                         Name:

Notice: The signature to this assignment must correspond with the name as written upon the face of this certificate in every particular without alteration or enlargement or any whatever.

Notice: Signatures must be guaranteed by a registered brokerage firm, a bank or a trust company.


[CAPTION]
EXHIBIT 5.1    OPINION OF COUNSEL AND CONSENT

September 28, 2000

Board of Directors
Morgan Clark Management, Inc.
3700 Susan St., Ste. 200
Santa Ana, CA 92704

Re: Morgan Clark Management, Inc.

Gentlemen:

The undersigned is counsel for Morgan Clark Management, Inc. I have been requested to render an opinion on the tradeability of the 50,000 shares of Morgan Clark proposed to be sold pursuant the Morgan Clark's Registration Statement on Form SB-2. In rendering this opinion, I have reviewed Morgan Clark's Registration on Form SB-2, Morgan Clark's Form 10SB, the Articles of Incorporation and By-Laws and other corporate documents. All representations made to me in Morgan Clark documents and by company officers and directors are deemed to be accurate. It is my opinion that the shares to be issued will be free trading shares. It is further my opinion that:

1. Morgan Clark is a corporation duly organized, validly existing and in good standing and is qualified to do business in each jurisdiction in which such qualification is required.

2. That the shares of common stock to be issued by Morgan Clark have been reserved and, when issued, will be duly and properly approved by Morgan Clark's Board of Directors.

3. That the shares of stock, when and as issued, will be fully paid and non-assessable, and will be a valid and binding obligation of the corporation.

4. That the shares of common stock have not been but will be registered under the Securities Act of 1933, as amended (the "Act"), and will be registered by coordination with or exempt from the securities laws of the state jurisdictions in which they will be sold.

I hereby consent to the use of this opinion in Morgan Clark's Registration Statement on Form SB-2. Please feel free to contact the undersigned should you have any further questions regarding this matter.

Very truly yours,

Sandra S. Sawyer
----------------
SANDRA S. SAWYER
Attorney at Law

[CAPTION]
EXHIBIT 10.1
AIRWAY BUSINESS CREDIT
[Letterhead]
FINANCIAL SOLUTIONS
FOR BUSINESS AND INDUSTRY

NON-EXCLUSIVE BROKER AGREEMENT

   This Non-Exclusive Broker Agreement ("Agreement") is made and entered into by and between Airway Business Credit ("Company"), and Morgan Clark Management, Inc. ("Broker").

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Company and Broker hereby agree as follows:

    1. Definitions. For purposes of this Agreement, the term "Referred Client" shall mean all clients who enter into a Financing Agreement or equipment leasing agreement with Company or Company's funding source who were initially identified, solicited and referred to Company by Broker and were not previously identified, contacted, or solicited by Company.

   2. Engagement. Company hereby engages Broker as a non-exclusive marketing representative of the Company. Broker shall identify, solicit and recruit businesses to enter into Financing Agreements with Company. Company shall provide Broker with materials concerning Company and the factoring and asset based lending services offered by Company for use by Broker in soliciting prospective clients. Broker shall be solely responsible for identifying and soliciting prospective clients. Company shall not have any obligation to accept any prospective client referred by Broker and may reject any prospective client for any or no reason. Broker shall abide by and comply with all instructions, rules and policies of company.

   3. Relations between Broker and Company. The relation between Broker and Company shall be that of an independent contractor. Broker shall not be an employee of Company. Broker shall have no authority to contract on behalf of or otherwise bind Company.

   4. Broker's Compensation. Broker's compensation shall be negotiated and agreed to in writing in the format set forth on Exhibit A hereto, which is incorporated herein by reference.

   5. Term of Agreement. Company or Broker may terminate this Agreement at anytime, without notice and without cause. Upon termination of this Agreement the parties shall be excused form the duties and obligations set forth in
Section 2 Engagement. All other rights, duties, obligations, terms and conditions of this Agreement shall remain in full force and effect.

   6. Proprietary Information and Confidentiality. Broker acknowledges that Company has developed and will develop client lists, sales techniques, collateral and marketing materials, data basis on potential clients, contact and referral persons, funding sources, relationships and other information which are proprietary to the Company (the "Proprietary Information"). The Proprietary Information has been developed through years of business and substantial cost and investment to Company. The Proprietary Information is treated by Company as confidential, would be valuable to competitors of Company and is not readily available to competitors of Company from other sources. In the performance of its duties and responsibilities, Broker will be given access to the proprietary Information. Broker acknowledges that the Proprietary Information was not available to Broker prior to his or her engagement by Company.

    Broker agrees not to disclose, use, or allow others to use any Proprietary Information except in the performance of Broker's duties and responsibilities as a representative of Company. Broker shall take all necessary actions, included those directed by Company, to insure that confidentiality of the Proprietary Information. During the term of this Agreement and upon termination hereof, Broker shall not disclose, use or allow others to use any Proprietary Information.

    7. Arbitration. In the event of any dispute between the parties hereto concerning or relating to this Agreement, upon request of Company, the parties agree to submit the dispute to binding arbitration in Orange County, California, in accordance with rules of the American Arbitration Association. The cost of such arbitration shall be paid solely by the losing party. Judgment upon the award entered by the arbitrator may be entered in any court of appropriate jurisdiction. If Company requests arbitration, no suit may be brought in any jurisdiction concerning or relating to this Agreement except to enforce arbitration decisions or to seek injunctive relief.

    8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

    9. Severability of Invalid provisions. Any provisions of this Agreement which is prohibited or unenforceable in any jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provision hereof, and any such prohibition or unenforceablitiy in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

   10. Integrated Agreement, Amendment. This Agreement constitutes the entire agreement between Broker and Company concerning the subject matter hereof. All prior and contemporaneous agreements between Company and Broker, oral or written, concerning the subject matter hereof are rescinded. This Agreement may not be amended or altered except in writing signed by Broker and Company.

Dated: 9-11-2000

"Company": Airway Business Credit

            /s/ Anthony L. Anish
           ----------------------
        By:  Anthony L. Anish
             Managing Director


"Broker": Morgan Clark Management, Inc.

     By: Vincent van den Brink
      --------------------------------
      Vincent van den Brink/ President

[CAPTION]
EXHIBIT A
AIRWAY BUSINESS CREDIT
NON-EXCLUSIVE BROKER'S COMPENSATION

Commission:    Broker shall receive a commission as follows:

Gross Income of: $0---$5000  45%; $5001---$15000  50%; $15001--$25000  60%;
$25000+ 65% per 90 day period of all gross monthly residual fees, commissions and origination fees and equipment leasing commissions received by Company payable within five days of receipt by Company.

Residual fees are payable on the (30th) day of each month for the period ending on the last day of the prior month.

The compensation shall be payable so long as the Financing Agreement with Referred Clients remains in effect and no event of default for either agreement has occurred thereunder.

Company:                  /s/ Anthony L. Anish
                          --------------------
                                   Anthony L. Anish

Broker:                  /s/ Vincent van den Brink
                         -------------------------
                            Vincent van den Brink
                            Morgan Clark Management, Inc.
                            Broker Federal ID #   87-0633496

[CAPTION]
EXHIBIT 13

              FORM 10Q-SB FOR THE QUARTER ENDING SEPTEMBER 30, 2000
                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form 10-QSB

X...Quarterly report under section 13 or 15(d) of the Securities Exchange Act of 1934 for the quarterly period ended September 30, 2000.

 ....Transition report under section 13 or 15(d) of the Securities Exchange Act of 1934 for the transition period from _________ to _________.

                         Commission File No.: 000-28147

                         MORGAN CLARK MANAGEMENT, INC.
                    (Name of small business in its charter)

                    Utah                                     87-0633496
(State or other jurisdiction of Incorporation)         (IRS Employer ID No.)

3700 Susan St., Ste. 200, Santa Ana, CA                        92704
 (Address of Principal Office)                              (Zip Code)

Issuer's telephone number: (949) 770-2578; Fax: 603-375-6582

Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ..X..  No ....

Applicable only to issuers involved in bankruptcy proceedings during the past five years

Check whether the issuer has filed all documents and reports required to be filed by Section 12, 13 or 15(d) of the Exchange Act after the distribution of securities under a plan confirmed by a court.  Yes .....
                                                                    No  .....
Applicable only to corporate issuers

State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date. At September 30, 2000 the following shares of common were outstanding: Common Stock, $.001 par value, 1,000,000 shares.


                     Transitional Small Business Disclosure

Format (Check one):      Yes .....     No ..X..



                                      Index
                                     -----
                                                                Page
                                                                Number
                                                                ------
PART I.  FINANCIAL INFORMATION

Item 1.  Financial Statements

    Balance Sheet as of June 30, 2000                            3-4

         Statements of Operations for the three months
         ended September 30, 2000 and 1999 and
         from Inception June 3, 1999 to September 30, 2000         5

       Statements of Cash Flows for the three months
       ended September 30, 2000 and 1999 and
       from Inception June 3, 1999 to September 30, 2000           6

         Notes to Financial Statements                           7-8

Item 2.  Management's Discussion and Analysis
         of Financial Condition and Results of Operations        8-9

Part II. OTHER INFORMATION

Item 1.  Legal Proceedings                                         9

Item 2.  Change in Securities and Use of Proceeds                  9

Item 3.  Defaults Upon Senior Securities                          10

Item 4.  Submission of Matters to a Vote of Security Holders      10

Item 5.  Other Information                                        10

Item 6.  Exhibits and Reports on Form 8-K                         10

                  SIGNATURES                                      10

Part III.         EXHIBITS

PART 1 - FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS AND EXHIBITS

        (a) The unaudited financial statements of registrant as of and for the quarter ending September 30, 2000, and for the period from inception (June 3, 1999) through September 30, 2000, follow. The financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented.

[CAPTION]

                         Morgan Clark Management, Inc.
                         (A Development Stage Company)
                                 BALANCE SHEET
                               September 30, 2000
                                   (unaudited)

                                              Sept 30, 2000
                                              -------------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                          $   0
OTHER ASSETS:
Organizational costs (net
of amortization)
TOTAL ASSETS                                       $   0


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Notes payable                                     $2,974
Accounts payable- related party
     Total Liabilities                            $2,974

STOCKHOLDERS' EQUITY
Common stock, $.001 par value;
50,000,000 shares authorized;
1,000,000 shares issued and
outstanding at Sept 30, 1999                      $1,000

Stock Subscription Receivable                       (900)
Additional Paid in Capital
Deficit accumulated
during the development stage                      (3,074)
Total stockholders' equity                        $    0

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                              $    0


    The accompanying notes are an integral part of these financial statements.




































                                      Morgan Clark Management, Inc.
                                      (A Development Stage Company)
                                        STATEMENTS OF OPERATIONS
                                               (unaudited)
                                                                     >C>

                                                        Three       From Inception
                                                        Months      June 3, 1999
                                                        Ended       to
                                                  -------------------------------------
                                                  09/30/2000    09/30/1999   09/30/2000
INCOME:
Revenue                                            $      0    $       0      $      0
TOTAL INCOME                                       $      0    $       0      $      0

EXPENSES:
General, and Administrative                        $    100    $   1,000      $  3,174
Amortization                                       $
Total Expenses                                     $    100    $   1,000      $  3,174
Net Profit/Loss(-) From Operations                 $   (100)   $  (1,000)     $ (3,174)
Interest Income                                    $      0    $       0      $      0

INCOME (LOSS) BEFORE INCOME TAXES                  $   (100)   $  (1,000)     $ (3,174)
Provision for income tax                           $      0    $       0      $      0
NET INCOME (LOSS)                                  $   (100)   $  (1,000)     $ (3,174)

NET INCOME (LOSS)
PER SHARE-BASIC AND DILUTED                        $   (.00)   $   (. 00)      $  (.00)

AVERAGE NUMBER OF SHARES OF COMMON
STOCK OUTSTANDING                                 1,000,000    1,000,000     1,000,000


                 The accompanying notes are an integral part of these financial statements


                                      Morgan Clark Management, Inc.
                                     (A Development Stage Company)
                                       STATEMENT OF CASH FLOWS
                                            (unaudited)
                                                                                Period from
                                                            Three Months        Inception
                                                            Ended               (6/3/99) through
                                                    09/30/2000   09/30/1999     09/30/2000
                                                    ----------   ----------     ----------------
Cash Flows from Operating Activities:
Net Income (Loss)                                   $  (100)     $ (1,000)        $ (3,174)

Changes in Operating Assets & Liabilities:

   Increase (decrease) in accounts payable          $   100       $ 1,000         $  3,074
      Net Cash (Used) by Operating Activities       $     0       $     0         $   (100)
                                                    ==========   ==========     ================
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of organizational costs
Corp. Promissory Note                               $     0      $
                                                    $            $
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock for cash                   $     0        $    0         $    100
Net Increase in Cash                                $     0        $    0         $      0
Cash, Beginning of Period                           $     0        $    0         $      0
Cash, End of Period                                 $     0        $    0         $      0
                                                    ----------   ----------     ----------------
                The accompanying notes are an integral part of these financial statements.







[CAPTION]
                         Morgan Clark Management, Inc.
                         (A Development Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                               September 30, 2000

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The information including in the condensed financial statements is unaudited, but includes all adjustments (consisting of normal recurring items) which are, in the opinion of management, necessary for a fair representation of the interim period presented.

Development stage company

The Company is a new enterprise in the development stage as defined by Statement No. 7 of the Financial Accounting Standards Board and has not engaged in any business other than organizational efforts until September of 2000. On September 15, 2000, the Company issued a statement regarding its entering into a broker agreement with Airway Business Credit to provide equipment leasing, factoring and asset based lending for small to medium size companies. The Company launched its website for its new operations on September 18, 2000. The Company will carry out its plan of business to provide various lending sources for small to medium size companies. It has no full-time employees and owns no real property.

Accounting Method
-----------------
The Company records income and expenses on the accrual method.

Fiscal Year
-----------
The Company has selected a June 30 fiscal year end.

Loss Per Share
--------------
Loss per share was computed using the weighted number of shares outstanding during the period.

Organization Costs
------------------
Costs to incorporate the Company have been capitalized and will be amortized over a sixty-month period.

Statement of Cash Flows
-----------------------
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Use of Estimates
----------------
The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that effect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

Stock Basis
-----------
Shares of common stock issued for other than cash have been assigned amounts equivalent to the fair value of the service or assets received in exchange.

2.   STOCKHOLDERS' EQUITY

The authorized common stock of the Company consists of 100,000,000 shares with a par value of $0.001 per share. As of September 30, 2000 the Company had 1,000,000 shares outstanding

Preferred Stock.

The authorized Preferred Stock of the Company consists of 40,000,000 shares with a par value of $0.001 per share. No preferred shares have been issued.

3.  INCOME TAXES

There is no provision for income taxes for the period ended September 30, 2000 and June 3, 1999 (inception) to Sept 30, 2000 due to the zero net income and the net operating loss carryforward.

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR
PLAN OF OPERATION

Liquidity and Capital Resources.

The Company remains in the development stage, and since inception, has experienced no significant change in liquidity or capital resources or stockholders' equity.

On September 15, 2000, the Company issued a statement regarding its entering into a broker agreement with Airway Business Credit to provide equipment leasing, factoring and asset based lending for small to medium size companies. The Company launched its website for its new operations on September 18, 2000. The Company will carry out its plan of business to provide various lending sources for small to medium size companies.

The Company cannot predict to what extent its liquidity and capital resources will be diminished prior to the Company's business loan brokerage business becomes profitable

Results of Operations.

During the period from June 3, 1999 (inception) through September 30, 2000, the Company has engaged in no significant operations other than the acquisition of capital and registering its securities under the Securities and Exchange Act of 1934, as amended. No revenues were received by the Company during this period. The Company has experienced a net loss of $ 3,174 since inception. The Company borrowed $3,174 from its principal shareholder in order to pay its general and administrative expenses.

On September 15, 2000, the Company issued a statement regarding its entering into a broker agreement with Airway Business Credit to provide equipment leasing, factoring and asset based lending for small to medium size companies. The Company launched its website for its new operations on September 18, 2000. The Company will carry out its plan of business to provide various lending sources for small to medium size companies. The Company anticipates that it will not generate any significant revenues, and may continue to operate at a loss for some time in its new business of business loan brokerage.

Irrespective of whether the Company's cash assets prove to be inadequate to meet the Company's operational needs, the Company might seek to compensate providers of services by issuance of stock in lieu of cash.

Need for Additional Financing.

The company will require additional working capital. There is no assurance that the available funds will ultimately prove to be adequate for the Company's operations. Although no commitments to provide funds have been made by management or other stockholders, it is anticipated that the Company would seek loans or additional capital contributions from its existing principal shareholders in the event it requires additional working capital. However, there can be no assurance that other funds will be available to cover the Company's expenses.

FORWARD LOOKING STATEMENTS

     This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Stockholders are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, our ability to complete and execute our business plan. Although we believe the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements contained in the report will prove to be accurate.


Part II. OTHER INFORMATION

Item 1.  Legal Proceedings

     None

Item 2.  Change in Securities and Use of Proceeds

     None

Item 3.  Defaults Upon Senior Securities

     None

Item 4.  Submission of Matters to a Vote of Security Holders

     Not applicable

Item 5.  Other Information

     Not applicable

Item 6.  Exhibits and Reports on Form 8-K

     (a) Exhibits

             27.1 - Financial Data Schedule

     (b) Reports on Form 8-K

On September 25, 2000, the Company filed a Form 8-K reporting the issuance of a statement regarding its entering into a broker agreement with Airway Business Credit on September 15, 2000 to provide equipment leasing, factoring and asset based lending for small to medium size companies. The Company also reported the issuance of a statement regarding the launching of its website on September 18, 2000.


Signatures

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                               Morgan Clark Management, Inc.
                              (Registrant)

Date:  November 1, 2000       /s/ Vincent van den Brink
                             --------------------------------
                             Vincent van den Brink, President

[CAPTION]
EXHIBIT 16          LETTER ON CHANGE IN CERTIFYING ACCOUNTANT

                            JONES, JENSEN & CO., LLC
                          50 South Main St., Ste. 1450
                           Salt Lake City, Utah 84144

December 13, 2000

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Morgan Clark Management, Inc.

Dear Sir or Madame:

We have read the SB-2A for Morgan Clark Management, Inc. and agree with the statements made by the Company as they relate to our company under the heading of Experts.

/s/ Jones, Jensen & Company
---------------------------
   Jones, Jensen & Company


[CAPTION]
EXHIBIT 23.1        CONSENT OF INDEPENDENT ACCOUNTANT

I hereby consent to the inclusion of the independent accountant's report dated August 28, 2000 and the related statements of income, stockholder's equity, and cash flows for the years then ended in the Registration Statement on Form SB-2, and any other references to me in the Registration Statement.

/s/ KURT D. SALIGER, CPA
---------------------------
Kurt D. Saliger
Certified Public Accountant
Las Vegas, Nevada
September 28, 2000

[CAPTION]
EXHIBIT 99

SUBSCRIPTION AGREEMENT

MORGAN CLARK MANAGEMENT, INC.
3700 Susan St., Ste. 200
Santa Ana, CA 92704

Gentlemen:

The undersigned has read and understands the matters set forth in your prospectus dated October ____, 2000. The undersigned represents as set forth below and subscribes to purchase ________Shares at $0.50 per Share, for
$_______________, subject to your acceptance of this subscription.   There is
no minimum contingency and proceeds may be utilized at the issuer's discretion. If any checks are delivered to any NASD member, the member must promptly, by noon of the next business day, transmit all checks received to the issuer or any person entitled thereto. The undersigned, if an individual, is a resident of, or, if a corporation, partnership or trust, has as its principal place of business:

The State of New York_____
The State of Florida_____
The District of Columbia__________
Other State _____________
A State foreign to U.S.A._________________

Dated:______________.

Signature(s):

If not an individual: Sign Below                       Individual(s):
                                        _________________________________
                                        Signature:
__________________________________
__________________________________
Name of Corporation, Trust,                       Print or type name of Signer
or Partnership
__________________________________
P.O. Box or Street Address
___________________________________
__________________________________
State where incorporated,                              City, State
organized, or domiciled

_______________________________________
SS#_______________________________
Print Signer's Capacity

_______________________________________
Tel:______________________________
City, State and Zip Code
                                        Fax:______________________________
Tax ID Number___________________________

Telefax ________________________________
Phone Numbers _________________________